As filed with the Securities and Exchange Commission on September 8, 2010

Registration No. 333 -164564

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________

POST-EFFECTIVE AMENDMENT NO.2 TO FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NUTRASTAR INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	2000	80-0264950
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

7/F Jinhua Mansion
41 Hanguang Street
Nangang District, Harbin, 150080
People’s Republic of China
(86) 451-82281199
(Address and telephone number of principal executive offices)
 ____________________________

Copies of Correspondence to:
CSC Services of Nevada, Inc.
502 East John Street	Scott C. Kline, Esq.
Carson City, NV 89706	Qixiang Sun, Esq.
(775) 882-3072	Pillsbury Winthrop Shaw Pittman LLP
Suite 4201, Bund Center222, Yan An Road East,
(Names, addresses and telephone	Shanghai, 200002, China
numbers of agents for service)	+86-21-6137-7999

____________________________

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 is being filed to include the information of our agent for services on the cover page of our Registration Statement on Form S-1 (No. 333-164564), which was declared effective by the Securities and Exchange Commission on February 4, 2010. No other changes have been made to the Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 that was filed on August 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harbin, China, on the 8th day of September, 2010.

Nutrastar International Inc.

By /s/ Lianyun Han
Lianyun Han, Chairman, CEO and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 8, 2010.

SIGNATURE	TITLE

/s/ Lianyun Han	Chief Executive Officer, President and Chairman
Lianyun Han	(Principal Executive Officer)

/s/ Robert Tick	Chief Financial Officer and Treasurer
Robert Tick	(Principal Financial Officer and Principal Accounting
Officer)

*	Chief Marketing Officer
Hongbing Hua

*	Director
Nana Jiang

*	Director
Chunming Zhang

*	Director
John Jing Zhang

*	Director
Xi Zhu

*By: /s/ Lianyun Han
Lianyun Han
Attorney –in- fact